SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-NIKU CORPORATION
          GAMCO INVESTORS, INC.
                       7/29/05           55,200-           21.0000
                       7/29/05          325,878-           21.0000
          GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       7/29/05          271,431-           21.0000
	      GABELLI ASSOCIATES FUND II
                       7/29/05           10,200-           21.0000
          	GABELLI ASSOCIATES FUND
                       7/29/05          247,700-           21.0000
          MJG ASSOCIATES, INC.
          	GABELLI FUND, LDC
                       7/29/05            3,000-           21.0000
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       7/29/05          300,000-           21.0000

(1) THE TRANSACTIONS ON 7/29/05 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D.

(2) PRICE EXCLUDES COMMISSION.